EXHIBIT 24
Annual Report - Form 10-K

RESOLVED, that the Annual Report of Valvoline Inc. (the “Company”) to the Securities and Exchange Commission (the "SEC") on Form 10-K (the "Form 10-K") substantially in the form previously circulated to the Board in preparation for this meeting be, and it hereby is, approved with such changes as the Chief Executive Officer, Chief Financial Officer, any Vice President, the Corporate Secretary or the Company's counsel ("Authorized Persons") shall approve, the execution and filing of the Form 10-K with the SEC to be conclusive evidence of such approval; and

FURTHER RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to file with the SEC the Form 10-K and any amendments thereto on Form 10-K/A and/or any other applicable form.

POWER -OF -ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of VALVOLINE INC., a Kentucky corporation, which is about to file an Annual Report on Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints SAMUEL J. MITCHELL, JR., JULIE M. O’DANIEL, ISSA O. YESUFU and ANTHONY J. CIERI, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: December 19, 2016

/s/ Samuel J. Mitchell, Jr.	/s/ Richard J. Freeland
Samuel J. Mitchell, Jr.	Richard J. Freeland
Chief Executive Officer and Director	Director
(Principal Executive Officer)

/s/ Mary E. Meixelsperger	/s/ Stephen F. Kirk
Mary E. Meixelsperger	Stephen F. Kirk
Chief Financial Officer	Director
(Principal Financial Officer)

/s/ David J. Scheve	/s/ Vada O. Manager
David J. Scheve	Vada O. Manager
Controller	Director
(Principal Accounting Officer)

/s/ William A. Wulfsohn	/s/ Stephen E. Macadam
William A. Wulfsohn	Stephen E. Macadam
Non-Executive Chairman and Director	Director

/s/ Mary J. Twinem	/s/ Charles M. Sonsteby
Mary J. Twinem	Charles M. Sonsteby
Director	Director